Exhibit 99.1

Livent Corporation
2929 Walnut Street
Philadelphia, PA 19104
USA

215.299.6000
Livent.com

News Release

Media Contact: Juan Carlos Cruz +1.215.299.6170
Juan.Carlos.Cruz@livent.com
Investor Contact: Daniel Rosen +1.215.299.6208
Daniel.Rosen@livent.com

Livent Provides Revised 2019 Guidance and Additional Commentary on 2020

PHILADELPHIA, PA., January 7, 2020 - Livent Corporation (NYSE: LTHM) has revised its fourth quarter and full-year 2019 financial guidance. The company now expects full-year 2019 revenue in the range of $385 million to $390 million, with Adjusted EBITDA of $98 million to $101 million and adjusted earnings per share of 40 cents to 42 cents. For the fourth quarter 2019, revenue in the range of $75 million to $80 million is expected, with Adjusted EBITDA of $14 million to $17 million and adjusted earnings per share of 4 cents to 6 cents.
Compared to earlier guidance, fourth quarter performance was negatively impacted by lower than forecasted realized pricing and by reduced lithium hydroxide volumes due to delayed customer orders.
Lower pricing is expected to continue through 2020, with average realized price for lithium hydroxide in 2020 anticipated to be low-to-mid-teens percent lower than 2019. Livent maintains its prior 2020 volume outlook and plans to purchase up to 7,000 MT of third-party lithium carbonate to support these higher hydroxide sales volumes. Based upon the anticipated lower expected average realized price and the incremental cost of consuming third-party lithium carbonate versus Livent-produced carbonate from Argentina, the Company expects 2020 Adjusted EBITDA to be lower than 2019.
“Current market conditions remain challenging, with lower prices seen across all regions and most end markets,” said Paul Graves, president and chief executive officer of Livent. “While we remain committed to our long-term strategy, in light of these market conditions we are reviewing our current capacity expansion plans.”
Livent will provide further details on the fourth quarter of 2019 and its outlook for 2020, as well an update on its capital expansion plans, when it releases its full-year 2019 results in late February.

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About Livent
For more than six decades, Livent has partnered with its customers to safely and sustainably use lithium to power the world. Livent is one of only a small number of companies with the capability, reputation, and know-how to produce high-quality finished lithium compounds that are helping meet the growing demand for lithium. The company has one of the broadest product portfolios in the industry, powering demand for green energy, modern mobility, the mobile economy, and specialized innovations, including light alloys and lubricants. Livent employs approximately 800 people throughout the world and operates manufacturing sites in the United States, England, India, China and Argentina. For more information, visit livent.com.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements in this news release are forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about Livent, may include projections of Livent’s future financial performance, Livent’s anticipated growth strategies and anticipated trends in Livent’s business. These statements are only predictions based on Livent’s current expectations and projections about future events. There are important factors that could cause Livent’s actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including a decline in the growth in demand for electric vehicles; adverse global economic conditions; the success of Livent’s research and development efforts; volatility in the price for performance lithium compounds; risks relating to Livent’s planned production expansion and related capital expenditures; reduced customer demand, or delays in growth of customer demand, for higher performance lithium compounds, the potential development and adoption of battery technologies that do not rely on performance lithium compounds as an input; risks inherent in international operations and sales, including political, financial and operational risks specific to Argentina, China and other countries where Livent has active operations; customer concentration and the possible loss of, or significant reduction in orders from, large customers; failure to satisfy customer quality standards; fluctuations in the price of energy and certain raw materials; failure to achieve the expected benefits of Livent’s separation from FMC as well as the other factors described under the caption entitled “Risk Factors” in Livent’s 2018 Form 10-K filed with the Securities and Exchange Commission on February 28, 2019, the first quarter 2019 Form 10-Q filed with the Securities and Exchange Commission on May 8, 2019, the second quarter 2019 Form 10-Q filed with the Securities and Exchange Commission on August 7, 2019, and the third quarter 2019 Form 10-Q filed with the Securities and Exchange Commission on November 6, 2019. Although Livent believes the expectations reflected in the forward-looking statements are reasonable, Livent cannot guarantee future results, level of activity, performance or achievements. Moreover, neither Livent nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Livent is under no duty to update any of these forward-looking statements after the date of this news release to conform its prior statements to actual results or revised expectations.
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